Filed Pursuant to Rule 424(b)(5)
Registration No. 333-274825

Amendment No. 1 Dated November 5, 2025

(To Prospectus Supplement dated December 13, 2024

and Prospectus dated October 13, 2023)

TURNING POINT BRANDS, INC.

Up to $200,000,000

of Common Stock

This amendment no. 1 to prospectus supplement (this “amendment”) amends our prospectus supplement dated December 13, 2024 (the “prospectus supplement”). This amendment should be read in conjunction with the prospectus supplement and the accompanying prospectus dated October 13, 2023 (the “prospectus”), each of which are delivered with this amendment. This amendment amends only those sections of the prospectus supplement listed in this amendment; all other sections of the prospectus supplement remain unchanged.

We previously entered into an At Market Issuance Sales Agreement (the “sales agreement”) with B. Riley Securities, Inc. (“B. Riley Securities”) and Barclays Capital Inc. (“Barclays”, each of B. Riley Securities and Barclays individually a “sales agent” and collectively, the “sales agents”), as our sales agents, relating to shares of our common stock, par value $0.01 per share (“common stock”). We are filing this amendment to amend the prospectus supplement to increase the aggregate dollar amount of shares of common stock that we may sell pursuant to the sales agreement. The prospectus supplement originally permitted us to offer and sell shares of common stock having an aggregate offering price of up to $100,000,000, and as of the date of this amendment, we have sold shares of common stock pursuant to the sales agreement for gross proceeds of $99,999,137. This amendment increases the aggregate dollar amount of shares of common stock available to be sold from time to time through or to our sales agents by $200,000,000 (exclusive of $99,999,137 of common stock sold pursuant to the sales agreement prior to the date hereof), from and including the date hereof.

Sales of our common stock, if any, under the prospectus supplement, as amended by this amendment, and the accompanying prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”) or any other method permitted under applicable law. Our common stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “TPB.” The last reported sale price of our common stock on the NYSE on November 3, 2025 was $93.64 per share.

The compensation of our sales agents for sales of common stock pursuant to the sales agreement shall be a commission rate of up to 3.0% of the gross proceeds per share of common stock. The net proceeds from any sale under the prospectus supplement, as amended by this amendment, and the accompanying prospectus will be used as described under “Use of Proceeds” in this amendment. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the sales agents may each be deemed to be an “underwriter” within the meaning of the Securities Act, and their compensation may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agents with respect to certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

The sales agents are not required to sell any specific number or dollar amount of common stock but will use their commercially reasonable efforts, as our agents and subject to the terms of the sales agreement, to sell the common stock offered, as instructed by us. The offering of common stock pursuant to this prospectus supplement, as amended by this amendment, will terminate upon the earlier of (i) the sale of all common stock subject to this prospectus supplement, as amended by this amendment, or (ii) the termination of the sales agreement by us or by the sales agents pursuant to the terms of the sales agreement.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page S-5 of this amendment, page S-6 of the prospectus supplement and the “Risk Factors” section contained in our reports filed with the Securities and Exchange Commission which are incorporated by reference herein for a discussion of the factors you should carefully consider before investing in these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this amendment, the prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

Barclays

The date of this amendment no. 1 to prospectus supplement is November 5, 2025.

TABLE OF CONTENTS

About This Amendment No. 1 to Prospectus Supplement	1
The Offering	4
Risk Factors	5
Use of Proceeds	9
Plan of Distribution	10
Legal Matters	12
Experts	12
Incorporation of Certain Documents by Reference	13

S-i

ABOUT THIS AMENDMENT NO. 1 TO PROSPECTUS SUPPLEMENT

This amendment, the prospectus supplement dated December 13, 2024 and the accompanying prospectus dated October 13, 2023 are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

Under this shelf registration process, we may from time to time sell any combination of the securities described in the accompanying prospectus in one or more offerings. Under the prospectus supplement, as amended by this amendment, we may from time to time sell additional shares of our common stock having an aggregate offering price of up to $200,000,000, at prices and on terms to be determined by market conditions at the time of the offering.

The prospectus supplement, as amended by this amendment, describes the specific terms of this offering and supplements and updates information contained in the accompanying prospectus. The accompanying prospectus gives more general information about us and our securities, some of which may not apply to this offering.

In addition, we incorporate important information into the prospectus supplement, as amended by this amendment, by reference. You may obtain the information incorporated by reference into the prospectus supplement, as amended by this amendment, without charge by following the instructions under “Where You Can Find Additional Information” in the prospectus supplement, as amended by this amendment. We urge you to carefully read the prospectus supplement, as amended by this amendment, together with the accompanying prospectus and the information incorporated by reference before buying any of the securities being offered under the prospectus supplement, as amended by this amendment.

You should assume that the information appearing in this amendment, the prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and, if permitted, any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents.

To the extent that any statement that we make in the prospectus supplement, as amended by this amendment, is inconsistent with statements made in any documents incorporated by reference in the prospectus supplement, as amended by this amendment, or the accompanying prospectus, the statements made in the prospectus supplement, as amended by this amendment, will be deemed to modify or supersede those made in the prospectus or such documents incorporated by reference therein.

You should rely only on the information contained, or incorporated herein by reference, in the prospectus supplement, as amended by this amendment, or the accompanying prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into the prospectus supplement, as amended by this amendment, and the accompanying prospectus. You should not rely on any unauthorized information or representation. The prospectus supplement, as amended by this amendment, is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this amendment, the prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may also make forward-looking statements in other reports filed with the SEC, in materials delivered to stockholders and in press releases. In addition, our representatives may from time to time make oral forward-looking statements. These forward-looking statements, including, in particular, statements about our plans, strategies, prospects and industry estimates are subject to risks and uncertainties. These statements identify prospective information and include words such as “intends,” “plans,” “believes,” “estimates,” “expects,” “could,” “predicts,” “assumes” and similar expressions. In addition, we and our representatives may from time to time make other oral or written statements which are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our stockholders, and other written materials.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. The matters referred to in the forward-looking statements contained or incorporated by reference in this amendment, the prospectus supplement or the accompanying prospectus may not in fact occur. We caution you therefore against relying on any of these forward-looking statements. We have no obligation, and do not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the risks discussed under the heading “Risk Factors” in this amendment, the prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

PRESENTATION OF INFORMATION

In this amendment, all references to “TPB” refer to Turning Point Brands, Inc. All references to “we,” “us,” “our,” the “Company” and similar designations refer to TPB and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires.

THE OFFERING

Common stock offered by us

Shares of common stock having an aggregate offering price of up to an additional $200,000,000 (exclusive of $99,999,137 of common stock sold pursuant to the sales agreement prior to the date hereof). The actual number of shares outstanding after this offering will vary depending on the number of shares sold and issued and the sales price of such shares.

Plan of distribution

“At the market offering” that may be made from time to time to or through either B. Riley Securities, Inc. or Barclays Capital Inc., each in their capacity as sales agent or principal. See “Plan of Distribution” in this amendment.

Common stock to be outstanding after this offering, assuming an offering price of $93.64 per share(1)

Prior to the date of this amendment, we sold 1,014,262 shares of our common stock pursuant to the sales agreement. Up to 21,206,596 shares, assuming sales of an additional 2,135,839 shares of our common stock in this offering at an offering price of $93.64 per share, which was the closing price of our common stock on the NYSE on November 3, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Use of proceeds

We currently intend to use the net proceeds from this offering, after deducting the sales agents' commissions and our offering expenses, for general corporate purposes, including increasing investment in our white nicotine pouch brands, growing our sales force, implementing new trade programs for independent and chain retailers, improving our online presence, expanding to international markets, enhancing marketing and regulatory capabilities, and building out U.S. manufacturing to improve white pouch profitability and mitigate supply chain and tariff risk. See “Use of Proceeds.”

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully consider all of the information in this amendment, the prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. In particular, see “Risk Factors” beginning on page S-5 of this amendment and page S-6 of the prospectus supplement.

NYSE symbol	“TPB”

(1)

The common stock outstanding after the offering is based on approximately 19,070,757 shares of our common stock outstanding as of November 3, 2025 (including 1,014,262 shares of our common stock pursuant to the sales agreement) and the sale of an additional 2,135,839 shares of our common stock at an assumed offering price of $93.64 per share, the last reported sale price of our common stock on the NYSE on November 3, 2025, and excludes 514 shares of our common stock reserved for future issuance under the Turning Point Brands, Inc. 2015 Equity Incentive Plan and Turning Point Brands, Inc. 2021 Equity Incentive Plan as of November 3, 2025 or underlying options or performance restricted stock units issued under such plans.

RISK FACTORS

Investing in our common stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein, as updated by our subsequent filings under the Exchange Act, and the other information contained in this amendment, the prospectus supplement and the accompanying prospectus before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

The prospectus supplement, as amended by this amendment, also contains or incorporates by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this amendment, the prospectus supplement and the accompanying prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Common Stock and the Offering

Our management will have broad discretion as to the use of proceeds from this offering and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

There may be future dilution of our common stock as a result of future sales of our common stock, which could adversely impact our stock price.

The issuance of shares of our common stock from time to time pursuant to the sales agreement may have a dilutive effect on our earnings per share, which could adversely impact the market price of our common stock. The actual amount of dilution and the effect on the market price of our common stock, if any, will be based on numerous factors, particularly the actual number of shares issued pursuant to the sales agreement, the use of proceeds and the return generated by the investments acquired with the net proceeds, and cannot be determined at this time. In addition, the issuance and sale of substantial amounts of our common stock, or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. Additionally, the sale of shares of common stock in this offering will increase the supply of available shares, which may result in a decrease in the price of our common stock.

The shares of our common stock offered under the prospectus supplement, as amended by this amendment, may be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under the prospectus supplement, as amended by this amendment, at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and to determine the minimum sales price for shares sold. Investors may experience declines in the value of their shares as a result of share sales made in connection with “at the market offerings” at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we and our sales agents may mutually agree to sell shares of our common stock under a placement notice at any time throughout the term of the sales agreement. The number of shares that are sold by our sales agents in connection with any placement notice will fluctuate based on the market price of the shares of our common stock during the sales period and limits we set with our sales agents. Because the price per share of each share sold will fluctuate based on the market price of our shares of common stock during the sales period, it is not possible to predict the number of shares that will ultimately be issued.

Our stock price may fluctuate significantly, and investors may not be able to sell their shares at an attractive price.

The trading price of our common stock may be volatile and subject to wide price fluctuations in response to various factors including:

●	market conditions in the broader stock market;
●	our capital structure and liquidity;
●	commodity prices and in particular prices of oil and natural gas;
●	actual or anticipated fluctuations in our quarterly financial condition and results of operations;
●	introduction of new equipment or services by us or our competitors;
●	issuance of new or changed securities analysts’ reports or recommendations;
●	purchases and sales of large blocks of our common stock and the frequency and volume with which the common stock trades on the NYSE;
●	additions or departures of key personnel;
●	substantial and increasing regulation and changes in FDA enforcement priorities;
●	regulation or marketing denials of our products by the FDA;
●	regulatory or political developments;
●	litigation and governmental investigations; and
●	changing economic conditions.

These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of our common stock and may otherwise negatively affect the liquidity of our common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. If any of our stockholders were to bring a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

Our certificate of incorporation and bylaws, as well as Delaware law and certain regulations, could discourage or prohibit acquisition bids or merger proposals, which may adversely affect the market price of our common stock.

Our second amended and restated certificate of incorporation (our “certificate of incorporation”) authorizes our board of directors to issue preferred stock without stockholder approval. If our board of directors elects to issue preferred stock, it could be more difficult for a third-party to acquire us. In addition, some provisions of our certificate of incorporation, second amended and restated bylaws (our “bylaws”) and applicable law could make it more difficult for a third-party to acquire control of us, even if the change of control would be beneficial to our stockholders, including:

•	limitations on the removal of directors;
•	limitations on the ability of our stockholders to call special meetings;
•	limitations on stockholder action by written consent;
•	establishing advance notice provisions for stockholder proposals and nominations for elections to the board of directors to be acted upon at meetings of stockholders; and
•	limitations on the ability of our stockholders to fill vacant directorships or amend the number of directors constituting our Board.

Our certificate of incorporation limits the ownership of our common stock by individuals and entities that are Restricted Investors. These restrictions may affect the liquidity of our common stock and may result in Restricted Investors being required to sell or redeem their shares at a loss or relinquish their voting, dividend and distribution rights.

For so long as we or one of our subsidiaries is party to any of the Distribution Agreements, our certificate of incorporation will limit the ownership of our common stock by any “Restricted Investor” to 14.9% of our outstanding common stock and shares convertible or exchangeable therefor (including our non-voting common stock) (the “Permitted Percentage”). A “Restricted Investor” is defined as: (i) any entity that directly or indirectly manufactures, sells, markets, distributes or otherwise promotes cigarette paper booklets, filter tubes, injector machines or filter tips in the U.S., the District of Columbia, the territories, possessions and military bases of the U.S. and the Dominion of Canada (a “RTI Competitor”), (ii) any entity that owns more than a 20% equity interest in any RTI Competitor, or (iii) any person who serves as a director or officer of, or any entity that has the right to appoint an officer or director of, any RTI Competitor or of any entity that owns more than a 20% equity interest in any RTI Competitor (each, a “Restricted Investor”). Our certificate of incorporation further provides that any issuance or transfer of shares to a Restricted Investor in excess of the Permitted Percentage will be ineffective as against us and that neither we nor our transfer agent will register the issuance or transfer of shares or be required to recognize the transferee or owner as a holder of our common stock for any purpose except to exercise our remedies described below. Any shares in excess of the Permitted Percentage in the hands of a Restricted Investor will not have any voting or dividend rights and are subject to redemption by us in our discretion. The liquidity or market value of the shares of our common stock may be adversely impacted by such transfer restrictions.

As a result of the above provisions, a proposed transferee of our common stock that is a Restricted Investor may not receive any return on its investment in shares it purchases or owns, as the case may be, and it may sustain a loss. We are entitled to redeem all or any portion of such shares acquired by a Restricted Investor in excess of the Permitted Percentage (“Excess Shares”) at a redemption price based on a fair market value formula that is set forth in our certificate of incorporation, which may be paid in any form, including cash or promissory notes, at our discretion. Excess Shares not yet redeemed will not be accorded any voting, dividend or distribution rights while they constitute Excess Shares. As a result of these provisions, a stockholder who is a Restricted Investor may be required to sell its shares of our common stock at an undesirable time or price and may not receive any return on its investment in such shares. However, we may not be able to redeem Excess Shares for cash because our operations may not have generated sufficient excess cash flow to fund the redemption and we may incur additional indebtedness to fund all or a portion of such redemption, in which case our financial condition may be materially weakened.

Our certificate of incorporation permits us to require that owners of any shares of our common stock provide certification of their status as a Restricted Investor. In the event that a person does not submit such documentation, our certificate of incorporation provides us with certain remedies, including the suspension of the payment of dividends and distributions with respect to shares held by such person and deposit of any such dividends and distributions into an escrow account. As a result of non-compliance with these provisions, an owner of the shares of our common stock may lose significant rights associated with those shares.

Although our certificate of incorporation contains the above provisions intended to assure compliance with the restrictions on ownership of our common stock by Restricted Investors, we may not be successful in monitoring or enforcing the provisions. A failure to enforce or otherwise maintain compliance could lead RTI to exercise its termination rights under the agreements, which would have a material and adverse effect on the Company’s financial position and its results of operations.

In addition to the risks described above, the foregoing restrictions could delay, defer or prevent a transaction or change in control that might involve a premium price for our common stock or that might otherwise be in the best interest of our stockholders.

Future sales of our common stock in the public market could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute our stockholders.

We may sell additional shares of common stock in public or private offerings and may also sell securities convertible to common stock. We may also be required to issue common stock at the vesting of certain awards.

We cannot predict the size of future issuances of our common stock or securities convertible into common stock or the effect, if any, that future issuances and sales of shares of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect prevailing market prices of our common stock.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our certificate of incorporation authorizes us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

USE OF PROCEEDS

We may issue and sell additional shares of our common stock having aggregate gross sale proceeds of up to $200,000,000 from time to time.

There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with the sales agents as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We currently intend to use the net proceeds from this offering, after deducting the sales agents' commissions and our offering expenses, for general corporate purposes, including increasing investment in our white nicotine pouch brands, growing our sales force, implementing new trade programs for independent and chain retailers, improving our online presence, expanding to international markets, enhancing marketing and regulatory capabilities, and building out U.S. manufacturing to improve white pouch profitability and mitigate supply chain and tariff risk. As a result, we will retain broad discretion in the allocation of the net proceeds, if any, we receive in connection with securities offered pursuant to the prospectus supplement, as amended by this amendment, and investors will be relying on the judgment of our management regarding the application of the proceeds.

PLAN OF DISTRIBUTION

We previously entered into an At Market Issuance Sales Agreement (the “sales agreement”) with B. Riley Securities, Inc. and Barclays Capital Inc. (collectively, the “sales agents”) relating to the sale of shares of our common stock offered by the prospectus supplement. The prospectus supplement originally permitted us to offer and sell shares of common stock having an aggregate offering price of up to $100,000,000, and as of the date of this amendment, we have sold 1,014,262 shares of common stock pursuant to the sales agreement for gross proceeds of $99,999,137. This amendment increases the aggregate dollar amount of shares of common stock available to be sold by $200,000,000 (exclusive of $99,999,137 of common stock sold pursuant to the sales agreement prior to the date hereof), from and including the date hereof.

Accordingly, under the prospectus supplement, as amended by this amendment, we may issue and sell additional shares of our common stock having an aggregate offering price of up to $200,000,000 from time to time through or to the sales agents. The sales agents may sell the common stock by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act or any other method permitted under applicable law.

Each time we wish to issue and sell common stock under the sales agreement, we will notify the sales agents of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made, and other sales parameters as we deem appropriate. Once we have so instructed the designated sales agent, unless such sales agent declines to accept the terms of such notice, such sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agents under the sales agreement to sell our common stock are subject to a number of customary conditions that we must meet. We may instruct the sales agents not to sell our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We and the sales agents may suspend the offering of common stock upon proper notice to the other party and subject to other conditions. We and each sales agent, with respect to itself, have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time upon five days’ prior notice.

Under the terms of the sales agreement, no sales may be made in a privately negotiated transaction without our prior consent.

Unless otherwise specified in the applicable placement notice, settlement for shares of our common stock will occur on the first trading day following the date on which the sales are made. Sales of our common stock as contemplated in the prospectus supplement, as amended by this amendment, will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the sales agents a commission for their services in acting as agents in the sale of common stock at a commission rate of up to 3.0% of the gross proceeds from each sale. We previously agreed to reimburse the sales agents for certain specified fees and documented expenses, including the fees and documented expenses of their legal counsel in an amount not to exceed $85,000.00, plus an additional amount not to exceed $7,500.00 per fiscal quarter on an ongoing basis during the term of the sales agreement, as provided in the sales agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We estimate that the total expenses for the offering, excluding compensation payable to the sales agents and expense reimbursement under the terms of the sales agreement, will be up to approximately $200,000.

In addition, the sales agreement provides that we will not (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any of our securities to facilitate the sale or resale of common stock, or (ii) sell, bid for, or purchase common stock in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the common stock under the sales agreement other than the sales agents. If any sales agent or we have reason to believe that our common stock is no longer an “actively-traded security” as defined under Rule 101(c)(1) of Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that party will promptly notify the other parties.

In connection with the sale of the common stock on our behalf, each of the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act as amended, and their compensation may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents with respect to certain liabilities, including civil liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sale of all common stock subject to the sales agreement; and (2) the termination of the sales agreement as described therein.

The sales agents and their respective affiliates have in the past and may in the future provide various investment banking and/or other financial services for us and/or our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M under the Exchange Act, the sales agents will not engage in any market making activities involving our common stock while the offering is ongoing under the prospectus supplement, as amended by this amendment. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed with the SEC as an exhibit to the registration statement of which the prospectus supplement, as amended by this amendment, and the accompanying prospectus are a part. See “Where You Can Find Additional Information” in the prospectus supplement, as amended by this amendment.

LEGAL MATTERS

The validity of the shares of common stock offered by the prospectus supplement, as amended by this amendment, were passed upon by Milbank LLP, New York, New York. Certain matters will be passed upon for the sales agents by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated financial statements of Turning Point Brands, Inc. and its subsidiaries as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024 and the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated in the prospectus supplement, as amended by this amendment, by reference from the Turning Point Brands, Inc. Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in the prospectus supplement, as amended by this amendment, and elsewhere in the registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of the prospectus supplement, as amended by this amendment. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, (i) on or after the date of the prospectus supplement, as amended by this amendment, and prior to the termination of the offering under the prospectus supplement, as amended by this amendment, and any prospectus supplement and (ii) after the date of the filing of this registration statement and prior to its effectiveness (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules).

●

Our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 6, 2025 (including the portions of our proxy statement for our 2025 annual meeting of the stockholders incorporated by reference therein) (File No. 001-37763);

●

Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025 filed with the SEC on May 7, 2025, the quarterly period ended June 30, 2025 filed with the SEC on August 11, 2025 and the quarterly period ended September 30, 2025 filed with the SEC on November 5, 2025 (File No. 001-37763);

●	Our Current Reports on Form 8-K filed with the SEC on March 11, 2025 and May 9, 2025 (File No. 001-37763); and

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The section entitled “Description of Registrant’s Securities to be Registered” contained in our Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on May 4, 2016 and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.2 to our Annual Report on Form 10-K.

Any statement in a document incorporated by reference into the prospectus supplement, as amended by this amendment, will be deemed to be modified or superseded for purposes of the prospectus, as amended by this amendment, to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into the prospectus supplement, as amended by this amendment, modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of the prospectus supplement, as amended by this amendment.

You may request, and we will provide, a copy of these filings at no cost by writing or telephoning us at:

Turning Point Brands, Inc.

5201 Interchange Way

Louisville, Kentucky 40229

Attn: Investor Relations

Telephone: (502) 778-4421

$200,000,000

Turning Point Brands, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

B. RILEY SECURITIES

BARCLAYS

November 5, 2025